                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K dated December 30, 1997, of our report dated March 27, 1997, included in Endovascular Technologies, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Form 8-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996, or performed any audit procedures subsequent to the date of our report.


                                                ARTHUR ANDERSEN LLP

San Jose, California
December 29, 1997